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                                                                    EXHIBIT 11.1



             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                             (AMOUNTS IN THOUSANDS)


                                                                      --------------------------     -----------------------
                                                                       THREE MONTH PERIODS ENDED     SIX MONTH PERIODS ENDED
                                                                               JUNE 30,                      JUNE 30,
                                                                      --------------------------     -----------------------
                                                                       1997            1996             1997          1996
                                                                      -------        -------         -------       -------
Primary net income applicable to common stock:
   Net income applicable to common stock                              $13,711        $23,208         $22,671       $39,855
        Extraordinary charge                                               -              -               -            816
                                                                      -------        -------         -------       -------
                                                                      $13,711        $23,208         $22,671       $40,671
                                                                      =======        =======         =======       =======
Fully diluted net income applicable to common stock:
   Net income applicable to common stock                              $13,711        $23,208         $22,671       $39,855
       Extraordinary charge                                                -              -               -            816
       Common stock equivalents:
          Convertible preferred stock dividend requirements                -           1,941              -          3,882
                                                                      -------        -------         -------       -------
                                                                      $13,711        $25,149         $22,671       $44,553
                                                                      =======        =======         =======       =======

                                                                      --------------------------     -----------------------
                                                                       THREE MONTH PERIODS ENDED     SIX MONTH PERIODS ENDED
                                                                               JUNE 30,                      JUNE 30,
                                                                      --------------------------     -----------------------
                                                                       1997            1996             1997          1996
                                                                      ------          ------           ------        ------
Primary:
Shares outstanding beginning of period                                28,648          22,880           28,648        22,880
Issuance of 5,131 shares on March 5, 1996                                 --           5,131               --         3,299
Incremental shares applicable to Stock Warrants/Stock Options            975           1,318              987         1,312
Treasury shares                                                         (763)           (190)            (644)         (190)
                                                                      ------          ------           ------        ------
                                                                      28,860          29,139           28,991        27,301
                                                                      ======          ======           ======        ======

Fully diluted:
Shares outstanding beginning of period                                28,648          22,880           28,648        22,880
Issuance of 5,131 shares on March 5, 1996                                 --           5,131               --         3,299
Incremental shares applicable to Stock Warrants/Stock Options            975           1,347              987         1,342
Treasury shares                                                         (763)           (190)            (644)         (190)
Conversion of 2,300 shares of $3.375 Convertible Preferred
    Stock at a rate of 2.2123 common shares to 1 preferred share          --           5,088               --         5,088
Conversion of 2,875 shares of $3.50 Series II Convertible Preferred
    Stock at a rate of 1.4327 common shares to 1 preferred share          --              --               --            --
                                                                      ------          ------           ------        ------
                                                                      28,860          34,256           28,991        32,419
                                                                      ======          ======           ======        ======
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